Exhibit 10.1

RELEASE AND SETTLEMENT AGREEMENT

This Release and Settlement Agreement (this “Agreement”) is entered into as of July 23, 2009 (the “Effective Date”) by and between On2 Technologies, Inc., a Delaware corporation with its principal place of business in Clifton Park, NY (the “Company”), and Islandia, L.P., a Delaware limited partnership with its principal place of business in New York, New York (“Islandia,” and, collectively with the Company, the “Parties”).

WHEREAS, pursuant to a Securities Purchase Agreement dated as of October 27, 2004 by and among the Company, Islandia and the other purchasers set forth therein, Islandia purchased 1,500 shares of the Company’s Series D Convertible Preferred Stock that were convertible into shares of the Company’s common stock (the “Common Stock”), at an effective conversion price of $0.70 per share (subsequently adjusted pursuant to anti-dilution provisions set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, filed by the Company on October 28, 2004); and

WHEREAS, on August 14, 2008, Islandia filed a complaint against the Company in the Supreme Court of the State of New York in the County of New York alleging certain claims related to, among other things, the redemption and conversion of the Series D Convertible Preferred Stock (the “Litigation” and, together with any and all other claims related thereto or arising out of the subject matter thereof, the “Dispute”); and

WHEREAS, the Company denied liability on all claims in the Litigation; and

WHEREAS, the Parties recognize the uncertainties involved in the Dispute, and have determined that it is in their respective best interests to resolve the differences between them by compromise and final settlement of the Dispute, without any admission of liability on the part of either of the Parties and/or their affiliates;

NOW, THEREFORE, in consideration of the mutual covenants, promises, warranties, representations and undertakings set forth below and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the Parties agree as follows:

1.  ISSUANCE OF CONVERTIBLE NOTE.

A.       The Company shall authorize the issuance of a convertible note (the “Note”) to Islandia to be dated July 23, 2009 (the “Issue Date”) and to mature on July 23, 2010 (the “Maturity Date”) in the form attached as Exhibit A hereto, which Note is being issued to Islandia in full and complete satisfaction and settlement of the Dispute, subject to section 5(C), below.

2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  In connection with the issuance of the Note, the Company hereby represents and warrants to Islandia as of the date of this Agreement, as follows:

A.       This Agreement and the Note, when executed and delivered by the Company will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar statutes affecting creditors’ rights generally and judicial limits on equitable remedies.

B.       All corporate action necessary for the execution and performance of the transactions contemplated by this Agreement and the Note have been duly taken, and the Company has obtained all consents necessary for it to enter into this Agreement and perform its obligations hereunder and under the Note.

3.  REPRESENTATIONS AND WARRANTIES OF ISLANDIA.  In connection with the issuance of the Note, Islandia hereby represents and warrants to the Company as of the date of this Agreement, as follows:

A.       This Agreement, when executed and delivered by Islandia will constitute the legal, valid and binding obligation of Islandia, enforceable against Islandia in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar statutes affecting creditors’ rights generally and judicial limits on equitable remedies.

B.       All corporate action necessary for the execution and performance of the transactions contemplated by this Agreement have been duly taken and Islandia has obtained all consents necessary for it to enter into this Agreement and perform its obligations hereunder.

C.       Islandia has not assigned, transferred, granted or purported to assign, transfer or grant any of the claims, demands and causes of action settled by this Agreement.

D.       Islandia accepts the Note as full and complete consideration for the claims, demands and causes of action settled by this Agreement, subject to the terms of section 5(C), below.

E.       The Note will be acquired by Islandia for its own account for investment and not with a view toward resale in connection with any distribution thereof or with any present intention of sale or distribution.

F.       Islandia understands that the Note has not been registered under either the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state.  The Note is being issued on the basis of the statutory exemption provided by Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Company’s reliance thereon is based in part upon the representations made by Islandia in this Agreement.  Islandia acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of the Note.

G.       Islandia is an “accredited investor” as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act.  Islandia acknowledges that it has reviewed the Company’s public filings and has been given the opportunity to (i) ask questions and receive satisfactory answers concerning the terms and conditions of the Note and Payment Shares (as defined in the Note) and (ii) obtain additional information in order to evaluate the merits and risks of receipt of the Note and Payment Shares and to verify the accuracy of the information contained in this Agreement.  Islandia (i) is a sophisticated investor with such knowledge and experience in business and financial matters as will enable it to evaluate the merits and risks of investment in the Note and Payment Shares and (ii) is able to bear the economic risks of an investment in the Note and Payment Shares.

4.  DISMISSAL OF LAWSUIT.  In connection with the execution of this Agreement by both parties, Islandia and the Company shall execute a copy of the Stipulation of Discontinuance Without Prejudice in the form attached hereto as Exhibit B (the “Stipulation”).  Within two (2) business days of the issuance of the Note, Islandia shall deliver to the Company evidence of due filing of the Stipulation with the Court.

5.  MUTUAL RELEASES.

A.       Subject to subparagraph C of this section, in consideration of the mutual releases and other terms and conditions of this Agreement, Islandia on its own behalf and on behalf of its present and former partners, principals, officers, directors, employees, agents, receivers, trustees, attorneys, predecessors, successors, assigns, successors in interest, parents, subsidiaries, affiliates and divisions, does hereby acknowledge full and complete satisfaction of, and hereby does, finally and forever, release, acquit, and discharge the Company, its subsidiaries, affiliates, and its respective past and present heirs, successors, predecessors and assigns, and each of its respective current and former officers, directors, stockholders, owners, partners, managers, members, employees, servants, agents and attorneys and their respective insurers of and from any and all demands, obligations, actions, causes of action, counterclaims, rights, damages, losses, costs, contribution claims, claims for restitution, suits, claims for sums of money, contracts, controversies, agreements, judgments, expenses, compensation and demands of any nature whatsoever, rights, liabilities, actions and causes of action of any nature, whether at law or in equity, known or unknown, whether suspected or unsuspected, including, without limitation, any individual claims and any claims in a representative capacity it has, had or may have at any time up to and including the date and execution of this Agreement including those based on, arising out of or relating to the Dispute.

B.       Subject to subparagraph C of this section, in consideration of the mutual releases and other terms and conditions of this Agreement, the Company on its own behalf and on behalf of its present and former directors, officers, employees, agents, receivers, trustees, attorneys, predecessors, successors, assigns, successors in interest, parents, subsidiaries, affiliates and divisions, does hereby acknowledge full and complete satisfaction of, and hereby does, finally and forever, release, acquit, and discharge Islandia, its subsidiaries, affiliates, and parents, its respective past and present heirs, successors, predecessors and assigns, and each of their respective current and former officers, directors, shareholders, owners, partners, managers, members, employees, servants, agents and attorneys and their respective insurers of and from any and all demands, obligations, actions, causes of action, counterclaims, rights, damages, losses, costs, contribution claims, claims for restitution, suits, claims for sums of money, contracts, controversies, agreements, judgments, expenses, compensation and demands of any nature whatsoever, rights, liabilities, actions and causes of action of any nature, whether at law or in equity, known or unknown, whether suspected or unsuspected, including, without limitation, any individual claims and any claims in a representative capacity it has had or may have at any time up to and including the date and execution of this Agreement including those based on, arising out of or relating to the Dispute.

C.       It is hereby understood and agreed, by and between the Parties, that the above releases are given in anticipation of the satisfaction by the Company of the Note in accordance with its terms.  So long as the Company is not subject to Bankruptcy, in the event that the Company defaults on its obligations to pay the principal amount of the Note on the Intended Payment Date (as such term is defined in the Notes) or its obligations to pay interest on the Note when due as specified in the Note, and such default has not been cured by the Company within 60 days after Islandia has delivered written notice of such default to the Company (the “Notice Period”), then such releases shall become null and void, and of no effect whatsoever, and Islandia may bring an action against the Company (the “Recommenced Lawsuit”) based upon the events and transactions underlying the allegations in the lawsuit brought by Islandia in the Supreme Court of the State of New York (Index. No. 650318/2008) (the “Initial Lawsuit”).  In the limited circumstance that the Company is subject to Bankruptcy and the Company fails to comply with any of its obligations under the Note, and such failure to comply has not been cured by the Company during the Notice Period, then such releases shall become null and void, and of no effect whatsoever, and Islandia may bring the Recommenced Lawsuit.   Furthermore, Islandia and the Company agree that if Islandia opts in its sole discretion to bring the Recommenced Lawsuit, and in the event that the Company becomes liable to Islandia in the Recommenced Lawsuit, the Company shall receive full credit for any and all amounts paid on the Note (assuming that all conditions of such payment (as defined in the terms of the Note) are satisfied, provided that (i) acceptance of any and all cash payments by Islandia or (ii) the earlier of the holding of any and all Payment Shares (as defined in the terms of the Note) for a six-month period or the liquidation of any and all stock payments by Islandia shall be conclusive evidence that all conditions of such payments have been satisfied).  As set forth in this Section 5(C), “Bankruptcy” shall be defined as any proceeding instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of ninety (90) days.

D.       All applicable statutes of limitations and other time-based defenses relating to, or that might be asserted with respect to the Recommenced Lawsuit, are hereby suspended and tolled as of the date of commencement of the Initial Lawsuit, through and including the date that is 90 days after the Maturity Date of the Note, as designated in the Note (the “Tolling Period”).  The time elapsed during the Tolling Period shall be excluded from the computation of time for purposes of any time-based argument, defense or right with respect to the Recommenced Lawsuit, including, without limitation, statutes of limitation, laches, estoppel and waiver.  The Company hereby waives and agrees not to plead or invoke in any other way the statute of limitations and any other time-based argument or time-based defense with respect to the Recommenced Lawsuit based on the passage of time during the Tolling Period.  At the expiration of the Tolling Period or at such time as Islandia chooses to file the Recommenced Lawsuit, all of Islandia’s rights and claims with respect to the transactions and events underlying the Initial Lawsuit and the Recommenced Lawsuit shall be as they were on the date the Initial Lawsuit was commenced.  The Parties, intending to be bound, acknowledge, represent and warrant that the terms of this subparagraph and the extent and duration of the Tolling Period are reasonable, and the Parties will not challenge or contest the authority of the Parties to agree to toll and suspend the running of any applicable statutes of limitations or time-based defenses as set forth herein.

E.       Nothing herein shall be deemed to constitute a release by either of the Parties of any obligation arising under this Agreement or the Note.

6.  ASSUMPTION OF RISK AND WAIVER OF UNKNOWN CLAIMS.  The Parties hereby assume the above-mentioned risks and agree that the mutual releases contained in this Agreement SHALL APPLY TO ALL CLAIMS AT ANY TIME UP TO AND INCLUDING THE DATE AND EXECUTION OF THIS AGREEMENT INCLUDING THOSE BASED ON, ARISING OUT OF OR RELATING TO THE DISPUTE THAT ARE UNKNOWN AND UNANTICIPATED AT THE TIME OF THE EXECUTION OF THIS AGREEMENT, AND TO ANY AND ALL LOSSES, DAMAGES OR INJURIES THAT ARE IN SOME WAY CAUSED BY OR RELATED TO OR ARISE FROM SUCH CLAIMS, AND/OR ANY FACT, MATTER, CAUSE, THING, OMISSION OR COMMISSION WHATSOEVER INCLUDING THOSE RELATED TO THE DISPUTE FROM THE BEGINNING OF TIME TO THE EXECUTION OF THIS AGREEMENT and upon advice of legal counsel, the Parties, respectively, each waive any and all rights against each other under California Civil Code Section 1542, or similar federal laws or laws of any other state, which reads as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

7.  CONFIDENTIALITY.  The Parties and their respective counsel agree to maintain the confidentiality of the terms and conditions of this Agreement and the negotiations leading to this Agreement, except (i) to the extent such confidential information is required to be disclosed for accounting, auditing, insurance or tax purposes, pursuant to regulatory obligations, pursuant to an order of the court of competent jurisdiction or other legal process, (ii) for disclosure by either Party in any of its filings with the Securities and Exchange Commission, stock exchange, NYSE Alternext US, Inc. or any other regulatory body that asserts authority over such Party, (iii) for disclosure by the Company to other parties that are bound by written agreement regarding confidentiality that would satisfy the terms and conditions of this Agreement, (iv) in the event that Islandia transfers or assigns the Note pursuant to the terms of the Note, for disclosure by Islandia to such transferee or assignee or (v) to enforce any terms of this Agreement.  If either Party is required by court order or other legal entity to disclose any such confidential information, the disclosing Party will first notify the other Party of the request or requirement so that the non-disclosing Party may seek an appropriate protective order or waive compliance with the provisions of this Section 7.  If, in the absence of a protective order or the receipt of a waiver hereunder, a Party hereto is, on the advice of counsel, compelled to disclose any such confidential information to any tribunal or else stand liable for contempt, the disclosing Party may disclose such confidential information to the tribunal; provided, however, that such disclosing Party shall use its reasonable best efforts to obtain, at the reasonable request of, and at the expense of, the non-disclosing Party, an order or other assurance that confidential treatment will be afforded to such portion of such confidential information required to be disclosed as the non-disclosing Party shall designate.

8.  NO ADMISSIONS.  The Parties understand and agree that this is a compromise and settlement of disputed claims.  Each of the Parties specifically denies any liability or wrongdoing whatsoever on its part.  Neither this Agreement or any of its provisions, terms or conditions (i) shall be construed to be an admission of liability under the Litigation, or an admission of the validity or enforceability of any matters that are released pursuant to this Agreement, nor (ii) may be offered or received in evidence in any other action, proceeding, claim, or settlement negotiation as evidence of an admission of liability or wrongdoing, or for any other purpose; provided, however, that this Agreement, proof of its execution, and payment of the consideration under its terms shall be admissible, or may be offered or received in evidence (i) to prove settlement and release of the claims set forth herein, and/or (ii) to enforce this Agreement.

9.  ATTORNEYS’ FEES AND COSTS.  Each of the Parties shall bear its own attorneys’ fees and costs arising from the claims that were asserted or that could have been asserted in the Litigation and arising from the negotiation and preparation of this Agreement.

10.  FINAL ACCORD AND SATISFACTION.  This Agreement is intended to be final and binding upon the Parties and is intended as a full and final accord and satisfaction among the Parties, and each Party expressly relies on the finality of this Agreement as a substantial, material factor inducing such Party’s execution of this Agreement.

11.  LEGAL COUNSEL.  The Parties acknowledge that they have been represented by counsel of their own choice throughout all negotiations which preceded the execution of this Agreement and that this Agreement was executed after a full opportunity to consult with such legal counsel.

12.  NO OTHER REPRESENTATION.  Neither Party is relying on any statement, representation or promise of any other Party (or of such party's agent, employee, representative or attorney) in executing this Agreement, or in reaching the settlement provided for herein, except as expressly stated in this Agreement or in the exhibits referenced herein. Further, both Parties acknowledge that they have made such investigation of the facts and the law pertaining to the matters being settled as they and their attorneys deem necessary, and each Party therefore assumes any risk that its understanding of the facts and/or the law is incorrect or incomplete.

13.  CONSIDERATION.  The Parties hereto expressly acknowledge and agree that this Agreement has been entered into in good faith in order to resolve the Dispute. The Parties hereto expressly acknowledge that all terms of this Agreement are supported by good, valid and legally sufficient consideration so as to make this Agreement binding and valid.

14.  COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.  The exchange of facsimile copies shall suffice for purposes of establishing the Parties’ execution of this Agreement, provided that original signatures shall subsequently be exchanged.

15.  SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, the remaining parts of this Agreement shall remain in full force and effect.

16.  ENTIRE AGREEMENT.  This Agreement and the exhibits referenced herein contain the entire agreement between the Parties with regard to the matters set forth in it and may only be amended, modified or waived by a written instrument executed by each of the Parties.  The mutual obligations and undertakings of the Parties expressly set forth in this Agreement and the exhibits referenced herein are the sole consideration for this Agreement, and no representations, promises, or inducements of any nature whatsoever have been made by either of the Parties other than those expressly appearing in this Agreement and the exhibits referenced herein.  Each of the Parties and counsel for each of the Parties has reviewed and revised this Agreement, and accordingly, the rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

17.  WAIVER.  A waiver of any term or condition of this Agreement will not be deemed to be, and may not be construed as, a waiver of any other term or condition hereof.

18.  GOVERNING LAW.  This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of laws to the extent they would result in the application of the laws of another jurisdiction.

19.  ENFORCEMENT.  Any dispute arising out of or relating to this Agreement shall be adjudicated exclusively in the Court of the State and located in the County of New York and each of the Parties hereby irrevocably consents to the jurisdiction and venue of such court for the purpose of any such dispute(s), and waives any claim or defense that any such court lacks jurisdiction or that such forum is not convenient or proper.

20.  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

21.  HEADINGS.  Paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

22.  NOTICES.  All notices or other communications under this Agreement shall be in writing and deemed to be duly delivered if delivered in person, by overnight mail, or by confirmed fax or electronic delivery, followed by hard copy delivery.

If to the Company, such notice or communication shall be delivered to:

On2 Technologies, Inc.
Attention: Tim Reusing, General Counsel
3 Corporate Drive, Suite 100
Clifton Park, NY 12065

With a copy to:

Joe Clasen
Robinson & Cole LLP
885 Third Avenue, Suite 2800
New York, New York 10022

If to Islandia, such notice or communication shall be delivered to:

Linda Liguori, CFO
John Lang, Inc.
485 Madison Avenue, 23rd Floor
New York, New York 10022

With a copy to:

David J. Eiseman
Golenbock Eiseman Assor Bell & Peskoe LLP
437 Madison Avenue
New York, New York 10022

IN WITNESS WHEREOF, the Parties have executed this Agreement as of July 23, 2009.

ON2 TECHNOLOGIES, INC. /s/ Matt Frost By: Matt Frost Title: CEO
ISLANDIA, L.P. /s/ Edgar R. Berner By: Edgar R. Berner Title: VP of John Lang, Inc., G.P.

Exhibit A

Form of Note

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND THE SAME HAVE BEEN ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.  NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION IS AVAILABLE THEREFROM.

ON2 TECHNOLOGIES, INC.

8% CONVERTIBLE NOTE

$500,000	July 23, 2009

FOR VALUE RECEIVED, ON2 TECHNOLOGIES, INC., a Delaware corporation with its principal place of business in Clifton Park, NY (the “Company”), hereby promises to pay to the order of Islandia, L.P. (the “Holder”), the principal sum of five hundred thousand dollars ($500,000) (the “Principal Amount”), together with accrued and unpaid interest thereon, due and payable on July 23, 2010 (the “Maturity Date”).  By acceptance of this 8% Convertible Note (the “Note”), the Holder represents, warrants, covenants and agrees that it will abide by and be bound by its terms.

This Note is issued pursuant to that certain Release and Settlement Agreement dated as of July 23, 2009 by and between the Company and the Holder (the “Settlement Agreement”).  Additional rights and obligations of the Company and the Holder are set forth in the Settlement Agreement.  Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Settlement Agreement.

1.           Interest.  During the period commencing on the date hereof and terminating on the Maturity Date, interest shall accrue at a rate equal to eight percent (8%) per annum.  Interest shall be due and payable on the six-month anniversary of the date hereof and on the Maturity Date, and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

2.           Principal.  The Principal Amount and all accrued and unpaid interest shall be due and payable to the Holder on the Maturity Date.

3.           Payments.  Unless the indebtedness outstanding under this Note is converted in accordance with Section 5 hereof, all payments of principal or interest shall be made by the Company in lawful money of the United States of America, by wire transfer or by any other method approved in advance by the Holder to the account of the Holder at the address of the Holder set forth in Section 9 hereof or at such other place designated by the Holder in writing to the Company in immediately available and freely transferable funds at such place of payment.

4.           Prepayment Events.   If any of the following events occur prior to the Maturity Date, the Principal Amount and all accrued and unpaid interest shall become due and payable to the Holder.  The date of the events described in Section 4(a) and 4(b) herein, along with the Maturity Date, shall be referred to as the “Intended Payment Date”.

(a)           Change of Control.  The Principal Amount plus accrued and unpaid interest shall become immediately due and payable upon a change of control of the Company which is defined as (i) the acquisition, by a person, entity or group (other than the present stockholders of the Company or any of such stockholders’ subsidiaries or affiliates) of beneficial ownership, directly or indirectly, of securities representing thirty percent (30%) or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of its assets; or (iii) the consummation of a merger or consolidation of the Company with any other entity resulting in the voting securities of the Company outstanding immediately prior thereto representing less than seventy percent (70%) of the total voting power of the entity surviving such merger or consolidation.

(b)           Optional Prepayment.  The Company shall have the right to prepay the Note in the full Principal Amount plus accrued and unpaid interest without penalty upon five (5) calendar days written notice to the Holder.

5.           Conversion.

(a)           Optional Conversion.  Notwithstanding the provisions set forth in Section 3, at the option of the Company in its sole discretion and subject to the Equity Conditions set forth in Section 5(b) herein, upon no less than twenty-one (21) calendar days’ written notice in advance of an Intended Payment Date (the “Notice Date”), the Principal Amount and any accrued and unpaid interest outstanding under this Note (the “Conversion Amount”) may be paid to the Holder in shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  The Company will have the right to pay the Conversion Amount in shares of Common Stock at a conversion price calculated by dividing the Conversion Amount by a price per share equal to 85% of the average of the 20 trading day daily volume weighted average price (“VWAP”) of a share of Common Stock on NYSE Alternext US, Inc. (or other applicable Principal Market) ending one trading day prior to the date of payment (the “Conversion Price”).  The number of shares of Common Stock payable pursuant to this section 5(a) shall be determined by dividing the Conversion Amount by the Conversion Price and rounding downward to the nearest whole share (the “Payment Shares”).

(b)           Equity Conditions.  The Company shall have the option to pay the Conversion Amount in Payment Shares, if all of the following conditions (the “Equity Conditions”) are satisfied:

(A)           The Payment Shares, as of the delivery date shall be unlegended and eligible for resale pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) without regard to any volume restrictions, provided that the Holder is not, and has not within the prior 90 days been, an affiliate of the Company.  If such Payment Shares are not eligible for resale pursuant to Rule 144, the Company may issue the Payment Shares only if there is an effective, current registration statement for the resale of the Payment Shares that includes a prospectus relating thereto naming the Holder or its assignee as the selling stockholder; provided, however, that the Holder furnishes to the Company such information in writing as may be necessary to comply with federal and applicable state securities laws.  The Company’s obligation to maintain an effective registration statement and current resale prospectus for the Payment Shares as described in this Section 5(b)(A) shall terminate when the Payment Shares may be sold pursuant to Rule 144 without regard to any volume restrictions.

(B)           The Common Stock shall be listed for trading on the NYSE Alternext US, Inc., New York Stock Exchange, the NASDAQ National Market or the NASDAQ SmallCap Market or traded on the OTC Bulletin Board (each, a “Principal Market”).

(C)           The Company shall be current in its reporting requirements under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, at the time of issuance of the Payment Shares.  Only in the limited event that the Company is prepaying the Note with Payment Shares pursuant to Section 4(b) herein, the Company shall not issue the Payment Shares to the Holder within six weeks before the filing due date of its annual report on Form 10-K or a quarterly report on Form 10-Q.

(D)           The Payment Shares issued to the Holder shall not exceed 4.99% of the aggregate issued and outstanding shares of Common Stock.

(E)           The Common Stock shall not be suspended from trading or shall not be subject to a notice from the Principal Market indicating that the Company or the Common Stock does not satisfy a rule or standard for continued listing on such Principal Market.

(F)           The Company shall reserve a sufficient number of authorized but unissued shares of Common Stock for issuance upon the conversion of the Note.

(G)           The Company shall not be in material default of the Settlement Agreement (or any related documentation) and shall not have failed to pay the Principal Amount and any accrued and unpaid interest on the Intended Payment Date.

(H)           For the 30 trading day period prior to the commencement of the VWAP period there shall not have been a reverse or forward split affecting the issued and outstanding shares of Common Stock and, during such 30 trading day period, the trading volume of the Common Stock shall be at least 10,000 shares per day as reported by the Principal Market.

(I)           As of the Notice Date, and through the date the Payment Shares are delivered, the Company shall have made public the non-public Information that the Company has provided to the Holder pursuant to the Investor Non-Disclosure Agreement dated as of July 22, 2009 by and between the Company and the Holder (the “Non-Disclosure Agreement”) attached hereto as Appendix A.  The term “Information” shall have the meaning set forth in the Non-Disclosure Agreement.

(c)           Mechanics of Conversion.  On or prior to the Intended Payment Date, the Holder shall surrender the original of this Note, duly endorsed, to the Company at its principal office.  The Company shall, as soon as practicable thereafter, issue and deliver to the Holder, at the address set forth in Section 9, a certificate or certificates for the Payment Shares.

6.           Termination of Rights.  All rights with respect to this Note shall terminate upon a payment or conversion of the Conversion Amount in full, whether or not this Note has been surrendered.

7.           Transfer; Assignment.

(a)           To Affiliates.  This Note, and the rights and obligations of the Holder hereunder, may be assigned in whole, but not in part, by the Holder to any Affiliate of the Holder; provided that the transferor provides prior written notice of such transfer to the Company, provided, further, that if the Holder assigns the Note within the first six months after the date of issuance of the Note, the transferee shall be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.  For the purposes of this Note, “Affiliate” means any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with the referenced person or entity and includes without limitation, (a) any person who is an officer, director, or direct or indirect beneficial holder of at least 5% of the then outstanding capital stock of the referenced person or entity and (b) any person of which the referenced person or entity and/or its Affiliates (as defined in clause (a) above), directly or indirectly, either beneficially own(s) at least 5% of the then outstanding equity securities or constitute(s) at least a 5% equity participant.

(b)           To Non-Affiliates.  This Note, and the rights and obligations of the Holder hereunder, may otherwise be assigned in whole, but not in part, by the Holder; provided that the transferor provides prior written notice of such transfer to the Company.  However, the Holder agrees that no assignment or transfer of the Note shall be valid or effective, and the Company shall not be required to give any force or effect to any such assignment or transfer, unless (i) the assignment or transfer of the Note is registered under the Securities Act (it being understood that this Note is not currently registered and that the Company has no obligation or intention to so register the Note), or (ii) such assignment or transfer is otherwise exempt from registration under the Securities Act.

(c)           Holder of Record.  The Company may deem and treat the person in whose name this Note is recorded upon the books of the Company as the record owner of this Note.

8.           Governing Law.  This Note shall be governed by, and construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of laws to the extent they would result in the application of the laws of another jurisdiction.

9.           Notices.  All notices or other communications under this Note shall be in writing and deemed to be duly delivered if delivered in person, by overnight mail, or by confirmed fax or electronic delivery, followed by hard copy delivery.

If to the Company, such notice or communication shall be delivered to:

On2 Technologies, Inc.
3 Corporate Drive
Suite 100
Clifton Park, NY 12065

With a copy to:
Joe Clasen
Robinson & Cole LLP
885 Third Avenue, Suite 2800
New York, New York 10022

If to the Holder, such notice or communication shall be delivered to:

Linda Liguori, CFO
John Lang, Inc.
485 Madison Avenue, 23rd Floor
New York, New York 10022

With a copy to:
David J. Eiseman
Golenbock Eiseman Assor Bell & Peskoe LLP
437 Madison Avenue
New York, New York 10022

10.                      Usury Laws.  This Note is intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws.  If any provision hereof or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law.  It is expressly stipulated and agreed to be the intent of the Holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note.  If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if any prepayment by the Company results in the Company having paid any interest in excess of that permitted by law, then it is the express intent of the Company and the Holder that all excess amounts theretofore collected by the Holder be credited on the principal balance of the Note (or, if the Note has been paid in full, refunded to the Company), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.  All sums paid, or agreed to be paid, by the Company for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of the Company to the Holder under this Note shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding.

11.           Standing.  The Note shall rank pari passu with the Company’s most senior indebtedness for borrowed money and shall accelerate in full (i) upon a failure to make payments when due with respect to the Company’s most senior indebtedness at maturity or (ii) which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of such indebtedness for borrowed money of the Company, in each case, in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000).

12.           Amendments.  This Note may be amended by the written consent of the Company and Holder.

13.           Headings.  The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.

14.           Successors.  This Note shall be a binding obligation of any successor of the Company.

IN WITNESS WHEREOF, On2 Technologies, Inc. has caused this Note to be signed and to be dated the day and year first above written.

ON2 TECHNOLOGIES, INC.

By:
Name
Title

Exhibit B

Form of Stipulation

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
________________________________________x
ISLANDIA, LP,	:	Index No. 650318/2008
	:	Hon. Eileen E. Bransten
Plaintiff,	:
:
-against-	:	STIPULATION
	:	OF DISCONTINUANCE
ON2 TECHNOLOGIES, INC.	:	WITHOUT PREJUDICE
:
Defendant.	:
________________________________________x

Whereas no party to this action is an infant, incompetent person for whom a committee has been appointed or conservatee and no person not a party has an interest in the subject matter of this action, the undersigned parties, by their respective counsel, hereby stipulate and agree that, pursuant to CPLR 3217(a), the above-captioned action, and all claims that have been or could have been asserted therein, is dismissed, without prejudice and without costs to any party.

Dated: New York, New York
             ___________, 2009